EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the 1996 Stock Option Plan, of our report dated January 24, 1997, which appears on page 23 of the 1996 Annual Report to Stockholders of IBP, inc., which is incorporated by reference in IBP's Annual Report on Form 10-K for the year ended December 28, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17a of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts and Counsel" in such Registration Statement.



COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
April 30, 1997












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                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1995 referred to on page 23 of the 1996 Annual Report to Stockholders of IBP, inc., which is incorporated by reference in IBP, inc.'s Annual Report on Form 10-K for the fiscal year ended December 28, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17b of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts and Counsel" in such registration statement.



PRICE WATERHOUSE LLP

Chicago, Illinois
April 30, 1997










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